EXHIBIT 10.23

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (" Sublease ") is entered into as of the 26th day of November, 2003, between FOOD LION, LLC, a North Carolina limited liability company (" Sublandlord ") and Talk America Inc., a Pennsylvania corporation (" Subtenant ").

RECITALS

R-1 .     Sublandlord is the successor in interest as tenant under that certain Lease Agreement dated March 7, 1988, by and between Delhaize America, Inc. (formerly known as Food Lion, Inc.), as tenant, and Palm Harbor Shops, LLC, successor in interest to James E. Martin, as landlord (" Landlord "), which Lease Agreement was amended by that certain letter agreement dated September 20, 1988, that certain letter agreement dated October 4, 1988, that certain letter agreement dated October 13, 1988, and that certain letter agreement dated December 19, 1988 (as amended to date, the " Prime Lease "), with respect to a building lot and premises containing approximately 25,000 square feet located in Palm Harbor, Florida, as more particularly described in the Prime Lease (the " Premises "). The Premises forms a portion of that certain Shopping Center commonly known as "Palm Harbor Place" (the " Shopping Center ").

R-2 .    Sublandlord desires to sublease the entire Premises to Subtenant and Subtenant desires to sublease the entire Premises from Sublandlord (the " Sublease Space ") as more fully shown on Exhibit A – Sublease Space attached hereto, all upon the terms and conditions set forth in this Sublease.

NOW, THEREFORE, in consideration of the promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.    Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall, for the purposes of this Sublease, have the meanings set forth below.
Commencement Date:   December 1, 2003, and the receipt of Landlord’s approval, if required, pursuant to Section 20 of this Sublease.

Rent Commencement
Date:            The Commencement Date

Expiration Date:   November 30, 2004, as such date may be earlier terminated pursuant to the provisions hereof.

Extension Options:        None.

Sublease Term:             Has the meaning set forth in Section 2.

Annual Base Rent:        $125,000.00

Monthly Base Rent:     $10,416.67

Additional Rent:        Any and all costs and expenses (other than Base Rent) charged to Sublandlord by Landlord pursuant to the Prime Lease and allocable to the Sublease Space, including, without limitation, any costs and expenses with respect to (i) maintenance of the "Common Areas" (as defined in the Prime Lease) of the Shopping Center; (ii) any insurance premiums levied against the Shopping Center; (iii) any and all real estate taxes and other assessments and charges assessed or levied against the Shopping Center, plus an administrative fee of five (5%) percent of such costs.

Rent:       Shall mean Annual Base Rent, Additional Rent, and all other amounts payable by Subtenant to Sublandlord pursuant to this Sublease.

Security Deposit:      $10,416.67.

Permitted Use:  a call center for making and receiving telephone calls, and for no other purpose.

Sublandlord’s Notice  Food Lion, LLC, P.O. Box 1330, Salisbury, NC 28145-1330, ( For overnight packages : 2110 Executive Blvd, Salisbury, NC
Address:                     28145) Attn: Real Estate Dept., with a copy to: Food Lion, LLC, P.O. Box 1330, Salisbury, NC 28145-1330, (or same street address for overnight packages) Attn: Legal Department.

Sublandlord’s
Rent Address:   Food Lion, LLC, P.O. Box 75607, Charlotte, NC 28275

Subtenant’s Notice
Address:   Talk America Inc.
                        6805 Route 202
                        New Hope, PA 18938
                        Attention: General Counsel

Broker:    CB Richard Ellis

2.    Sublease and Term. Sublandlord hereby subleases the Sublease Space to Subtenant, and Subtenant hereby subleases the Sublease Space from Sublandlord, upon and subject to all of the terms, covenants, rentals and conditions set forth in this Sublease. The term of this Sublease (the " Sublease Term ") shall commence on the Commencement Date and shall expire on the Expiration Date, unless earlier terminated pursuant to the provisions hereof. Any provision of this Sublease to the contrary notwithstanding, the Sublease Term shall not extend beyond the term of the Prime Lease .

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3.    Rent.

(a)    Commencing on the Rent Commencement Date, Subtenant shall pay to Landlord Annual Base Rent, in equal monthly installments of the Monthly Base Rent (collectively referred to herein as " Base Rent") on the first day of each month during the Sublease Term (partial months prorated).

(b)    Commencing on the Rent Commencement Date, and continuing thereafter throughout the Sublease Term, Subtenant shall pay to Sublandlord, in addition to Base Rent, Additional Rent in equal monthly installments based on the portion of the estimates of such charges provided under the Prime Lease and allocable to the Sublease Space, and otherwise adjusted and reconciled as and when provided in the Prime Lease. Subtenant shall pay all other sums that are due in accordance with this Sublease not later than five (5) business days prior to the time Sublandlord is obligated under the Prime Lease to make any such payment to Landlord. It is the intention of the parties that during the Sublease Term, Subtenant shall be responsible for all financial obligations due under the Prime Lease except for the payment of Annual Base Rent and except as otherwise expressly provided in this Sublease.

(c)    Any payment of Rent not paid within five (5) days of the due date shall be subject to a late charge of five percent (5%) of such payment. Any payment of Rent not paid within thirty (30) days of the due date also will bear interest at a per annum rate equal to the lesser of eighteen percent (18%) or the maximum legal rate.

(d)    All payments of Rent shall be made without demand (unless otherwise required in the Prime Lease) deduction or setoff, and shall be deemed to constitute Rent under this Sublease, in lawful money of the United States. All payments of rent shall be paid to Sublandlord’s Rent Address or such other place as Sublandlord may designate in writing.

4.    Utilities. Sublandlord shall provide or cause to be provided the facilities necessary to enable Subtenant to obtain for the Sublease Space, water, electricity, telephone and sanitary sewer service. Subtenant shall arrange for electricity service and shall pay all charges therefor, and shall arrange and pay for all charges for water and sewer service, gas and other utility services which are provided solely for the Sublease Space and which are separately metered or sub-metered. Sublandlord shall not be liable to Subtenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business arising from any interruption or termination (by reason of any cause reasonably beyond Sublandlord's control) of the services provided by Sublandlord under this Sublease.

            5.    Assumption of Obligations.

(a)    Subtenant acknowledges that it has reviewed and is familiar with the Prime Lease.

(b)    Subtenant hereby assumes and agrees to perform and abide by all of the terms, covenants and conditions of the Prime Lease on the part of Sublandlord to be kept and performed thereunder during the Sublease Term with respect to the Sublease Space, other than the

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payment of Base Rent and Percentage Rent, and to indemnify and hold Sublandlord harmless with respect thereto. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease. Subtenant further agrees to make all payments required to be made under the Prime Lease directly to Sublandlord, or upon Subtenant’s receipt of Sublandlord’s written instruction otherwise, to Landlord, when required under the Prime Lease. Sublandlord agrees to pay all Base Rent due under the Prime Lease to Landlord as and when due under the Prime Lease. The parties hereby acknowledge that, notwithstanding the foregoing provisions of this Section 5(b), Subtenant is not assuming any obligations of Sublandlord under the Prime Lease with respect to the initial construction of the Premises pursuant to Section 5 and Section 6 of the Prime Lease.

(c)    If Subtenant defaults under any term or provision of, or shall fail to honor any obligation under, this Sublease, Sublandlord shall have available to it all of the remedies available to Landlord under the Prime Lease in the event of a like default or failure on the part of Sublandlord as tenant thereunder. Such remedies shall be in addition to all other remedies available to Sublandlord at law or in equity.

(d)    Sublandlord and Subtenant agree that they shall each, promptly upon receipt, deliver to the other a copy of any notices or other communications (including communications that do not constitute formal notices) received by them from Landlord or its agent(s).

(e)    Except as may otherwise be specifically provided in this Sublease, all obligations under the Prime Lease which are to be performed within a specified number of days shall be performed by Subtenant within one-half of the time provided for the performance of such obligations by Sublandlord under the Prime Lease. In the event any computation necessary to effect such determination shall result in a fraction of a day, such computation shall be rounded downward (e.g., an obligation which is to be performed by Sublandlord under the Prime Lease within five (5) days shall be performed by Subtenant within two (2) days). Further, except as may otherwise be specifically provided in this Sublease, all obligations under the Prime Lease which are to be performed by a certain date (as distinguished from those to be performed within a certain number of days as described in the preceding sentence of this Section) shall be performed by Subtenant no later than five (5) business days before the date specified in the Prime Lease for such performance.

(f)    Sublandlord hereby agrees to use commercially reasonable efforts to require Landlord to perform its obligations under the Prime Lease, and to cooperate, at Subtenant’s sole cost and expense, with the reasonable requests of Subtenant in connection therewith; provided, however, that Sublandlord shall not be required to institute suit against Landlord to enforce any Landlord obligation under the Prime Lease unless Subtenant requests that Sublandlord institute such suit and Subtenant (i) agrees to pay on a current as due basis any and all expenses, including attorneys’ fees and costs, incurred by Sublandlord in connection with such litigation, and (ii) indemnifies Sublandlord for any and all cost, loss or liability of any nature whatsoever incurred by Sublandlord in connection with such litigation.

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6.    Security Deposit. Concurrent with Subtenant’s execution and delivery of this Sublease to Sublandlord, Subtenant has delivered to Sublandlord the Security Deposit to be held by Sublandlord without interest, unless Sublandlord deposits the Security Deposit in an interest bearing account, in which case any interest earned thereon will be added to and become a part of the Security Deposit, as security for the performance by Subtenant of every covenant and condition of this Sublease, including, without limitation, the surrender of possession of the Sublease Space as herein provided. It is agreed that in the event Subtenant defaults in respect of any of the terms or provisions of this Sublease, including, but not limited to, the payment of Rent or other sums due hereunder, Sublandlord may apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any such Rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of such default, including, but not limited to, any damage to the Sublease Space or any deficiency in the reletting of the Sublease Space, whether such damage or deficiency should accrue before or after summary proceedings or any re-entry by Sublandlord. The Security Deposit may not be used or applied by Subtenant as a substitute for any Rent due, but may be so applied by Sublandlord at Sublandlord’s sole option at any time(s) following Subtenant’s default hereunder. The use, application or retention of the Security Deposit, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law or in equity, and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. If Sublandlord applies or retains any part of the Security Deposit, upon written demand therefor by Sublandlord, Subtenant shall promptly deposit cash with Sublandlord in such amount so that Sublandlord shall have the full deposit on hand at all times during the Sublease Term. If Subtenant shall fully and faithfully comply with all of the material terms and provisions of this Sublease, Sublandlord shall return the unused balance of the Security Deposit, if any, to Subtenant within thirty (30) days after the Expiration Date and delivery of the Sublease Space to Sublandlord in accordance with the terms of this Sublease.

7.     Condition of Sublease Space.

(a)    Subtenant represents it has made a thorough examination of the Sublease Space and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representations or warranties by Sublandlord, or anyone acting or purporting to act on behalf of Sublandlord, as to the present or future condition of the Sublease Space or the appurtenances thereto or any improvements therein or of the Shopping Center. It is further agreed that Subtenant does and will accept the Sublease Space " AS IS " and "WITH ALL FAULTS" in its present condition as of the date hereof and Sublandlord will have no obligation to perform any work therein.

(b)    Subtenant shall not make any alterations or changes to the Sublease Space whatsoever, including, without limitation, structural or non-structural changes, without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s sole and absolute discretion. Subtenant shall make such alterations and additions in a good, workmanlike and lien-free manner, in accordance with all valid requirements of municipal and other governmental authorities and any requirements for Landlord’s consent and otherwise in accordance with the Prime Lease, and Subtenant shall timely pay for all such work.

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(c)    Without limiting any other provision of this Sublease or the Prime Lease, Subtenant shall take good care of the Sublease Space, suffer no waste or injury thereto and shall comply with all laws, orders and regulations which are imposed on Sublandlord, as tenant under the Prime Lease and which are applicable to the Sublease Space, the Shopping Center and Subtenant’s use thereof.

(d)    On or before the Expiration Date, Subtenant shall remove from the Sublease Space at its sole expense (i) all of its personal property, and (ii) if required by the Prime Lease, any improvements and/or alterations that Subtenant has made to the Sublease Space. In the absence of such requirement to remove, all such improvements and alterations shall become the property of Sublandlord, subject, however, to the terms of the Prime Lease. Upon removal of Subtenant’s property from the Sublease Space and/or upon removal of such improvements and alterations (if required), Subtenant shall, at its sole expense, promptly repair and restore the Sublease Space to the condition existing prior to the placement of such personal property upon the Sublease Space and/or the installation of such improvements and alterations, and repair any damage to the Sublease Space and/or the Shopping Center related to such removals, so as to restore the Sublease Space to the condition required under the Prime Lease and Subsection 7(e) of this Sublease. All property permitted or required to be removed by Subtenant upon the Expiration Date or earlier termination of this Sublease remaining on the Sublease Space after such Expiration Date or sooner termination shall be deemed abandoned and may, at the election of Sublandlord, either be retained as Sublandlord’s property or may be removed from the Sublease Space by Sublandlord, at Subtenant’s expense. Any such expenses shall be paid by Subtenant to Sublandlord upon demand therefor, and shall be deemed Rent collectible by Sublandlord in the same manner and with the same remedies as though such sums constituted Base Rent reserved hereunder.

(e)    Upon the Expiration Date or earlier termination of this Sublease, Subtenant shall quit and surrender the Sublease Space to Sublandlord in the condition such Sublease Space was in on the Commencement Date (except for the improvements that Subtenant is not obligated to remove), broom clean, in good order and condition, ordinary wear and tear excepted.

(f)    Subtenant shall indemnify and save Sublandlord harmless from and against any and all loss, cost, expense, or liability resulting from Subtenant’s work, other alterations performed by, or at the direction of, Subtenant, Subtenant’s installation and removal of any fixtures, and/or the failure of, or the delay by, Subtenant in surrendering the Sublease Space in accordance with the requirements of subsection 7(e) on or before the Expiration Date, including, without limitation, any claims made by Landlord or any succeeding subtenant arising from such failure or delay.

8.     Use. Subtenant shall continuously use and occupy the Sublease Space throughout the Sublease Term and otherwise use and occupy the Sublease Space subject to the terms of the Prime Lease for the Permitted Use and for no other purpose.

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9.    Termination of Prime Lease. Sublandlord shall have the right to terminate the Prime Lease at any time during the Sublease Term. If for any reason the term of the Prime Lease is terminated prior to the Expiration Date of this Sublease, Sublandlord shall have the option to terminate this Sublease and Sublandlord shall not be liable to Subtenant by reason thereof for damages or otherwise (except those arising out of Sublandlord’s failure to remit Rent to Landlord if actually received by Sublandlord from Subtenant) and Sublandlord shall return to Subtenant Rent paid in advance by Subtenant, if any, prorated as of the date of the termination of the Prime Lease.

10.    Assignment and Subletting. Subtenant shall not assign, whether by operation of law or otherwise, or pledge or otherwise encumber this Sublease, or sublet all or any part of the Sublease Space without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s sole and absolute discretion. Any such attempted pledge, encumbrance, assignment or subletting shall be void and of no force or effect. Any consent by Sublandlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as (i) a waiver of the duty of Subtenant, or the legal representatives, assigns or successors in interest of Subtenant, to obtain from Sublandlord consent to any other or subsequent assignment or subletting, or (ii) modifying or limiting the rights of Sublandlord under the foregoing covenant by Subtenant not to assign or sublet without such consent. Any violation of any provision of this Sublease, whether by act or omission, by any assignee, subtenant or occupant, shall be deemed a violation of such covenant by Subtenant, it being the intention and meaning of the parties hereto that Subtenant shall assume and be liable to Sublandlord for any and all acts and omission of any and all assignees, subtenants, and occupants. If this Sublease is assigned, Sublandlord may and is hereby empowered to collect rent from the assignee; if the Sublease Space or any part thereof be sublet or occupied by any person or entity other than Subtenant, Sublandlord, in the event of Subtenant's default, may, and is hereby empowered to, collect rent from the subtenant or occupant; in either of such events, Sublandlord may apply the net amount collected by it to the Rent herein reserved, and no such collection shall be deemed (i) a waiver of the covenant herein against assignment and subletting, or the acceptance of the assignee, subtenant or occupant as Subtenant, or (ii) a release of Subtenant from the further performance of the covenants herein contained to be performed by Subtenant.

11.    Insurance. Subtenant shall, at its sole cost and expense, obtain and keep in full force and effect during the Sublease Term with regard to the Sublease Space, (A) commercial general public liability insurance, property damage insurance, and fire and extended coverage insurance and any other insurance coverage required to be obtained by Sublandlord, as tenant under the Prime Lease, and such insurance coverage shall be in the nature and amounts set forth in the Prime Lease; and (B) insurance meeting the requirements set forth below:

(a)    Liability Insurance: Commercial General Liability Insurance (1986 occurrence form or its equivalent) with limits of liability of not less than $5,000,000 each occurrence, and general aggregate - single limit bodily injury and property damage combined . Subtenant will provide to Sublandlord's Risk Management Department (A) immediately upon receipt, a copy of any notice received by Subtenant regarding any cancellation, non-renewal, or material reduction in such liability insurance coverage, and (B) from time to time upon request of Sublandlord, a current

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certificate of insurance evidencing the liability insurance coverage in effect as of the date of such certificate. Such policy or policies shall be carried by insurance companies (i) licensed to do business in the State in which the Sublease Space is located and (ii) currently rated B+6 or better by Best's.

(b)    Property Insurance: ISO Special Form Property Insurance, covering the full replacement cost of contents and fixtures in the Sublease Space. Such policy or policies shall be carried by insurance companies (1) licensed to do business in the State in which the Sublease Space is located and (2) currently rated B+6 or better by Best's. Subtenant will provide to Sublandlord's Risk Management Department (A) immediately upon receipt, a copy of any notice received by Subtenant regarding any cancellation, non-renewal, or material reduction in such property insurance coverage, and (B) from time to time upon request of Sublandlord, a current certificate of insurance evidencing the property insurance coverage in effect as of the date of such certificate.

On or before the inception of this Sublease and annually thereafter during the Term, Subtenant shall provide Sublandlord with a copy of a duly executed certificate of insurance confirming the coverage, terms and conditions required hereunder. Subtenant may carry the insurance required hereunder under a blanket policy or policies (subject to any requirements set forth in the Prime Lease), and will name Sublandlord and Landlord (and such other person as Sublandlord may request by notice to Subtenant from time to time) as additional insureds under such policy or policies. Any references to Landlord in those provisions of the Prime Lease relating to insurance shall include both Sublandlord and Landlord. If Subtenant shall fail to obtain any of the foregoing insurance, Sublandlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Subtenant to Sublandlord upon Sublandlord’s demand therefor. Such amount shall be deemed Rent hereunder and shall be collectible by Sublandlord in the same manner and with the same remedies as though said sums were Base Rent reserved hereunder. Subtenant acknowledges that neither Sublandlord nor Landlord is obligated to carry any insurance in favor of Subtenant, on Subtenant’s furniture, fixtures, equipment, improvements, appurtenances or other property of Subtenant in or about the Sublease Space.

12.    Casualty and Condemnation. If the Sublease Space is damaged by fire or other casualty or is subject to condemnation in whole or in part, the rights and obligations of Sublandlord and Subtenant shall be as set forth in the Prime Lease; provided, however, that if such casualty or condemnation shall occur under circumstances which, under the Prime Lease, shall entitle Sublandlord to elect either to (i) cancel the Prime Lease or (ii) continue the Prime Lease, then such right of election shall be exercised by Sublandlord only with the prior written consent of Subtenant (which consent shall not be unreasonably withheld conditioned or delayed).

13.     Waiver of Subrogation.

(a)    Any property damage, fire or extended coverage insurance policy obtained by Subtenant, and covering the Sublease Space or the personal property, fixtures and equipment located therein or thereon, shall contain an endorsement pursuant to which the respective insurance companies waive subrogation against Sublandlord and Landlord.

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(b)    Insofar as may be permitted by the terms of the insurance policies carried by it, Subtenant hereby releases Sublandlord and Landlord with respect to any claim (including a claim for negligence) which it might otherwise have against Sublandlord and/or Landlord for loss, damage or destruction with respect to its property by fire or other casualty.

14.    Signage. Subject to any requirements for approvals and any restrictions set forth in the Prime Lease, and pursuant to the terms of Exhibit B - Signage attached hereto, Subtenant shall have the right to (i) place its name on the store front facade of the Sublease Space in the location where the Food Lion sign was previously located, and (ii) place suitable sign panels with Subtenant’s name upon the existing Shopping Center pylon sign(s), if any, where Food Lion’s sign was previously located, if any.

15.     Hold-Over.

(a)    If Subtenant shall not immediately surrender the Sublease Space at the end of the Sublease Term, then Subtenant, by virtue of this Sublease, shall become a tenant at sufferance at a monthly rental equal to twice the holdover rent and other charges which Sublandlord would be obligated to pay as a hold-over tenant under the Prime Lease.

(b)    Notwithstanding the foregoing, Subtenant shall have no right to occupy the Sublease Space beyond the Expiration Date for any reason, and Subtenant shall immediately surrender the Sublease Space upon the termination of this Sublease.

16.     Notices. Any notice, demand or communication required or desired hereunder by either party to the other shall be in writing and shall be given when personally delivered or when sent by certified or registered mail, first class, postage prepaid, return receipt requested, or delivered by commercial overnight courier, charges prepaid, to the party for whom intended at the Sublandlord’s Notice Address or the Subtenant’s Notice Address, as applicable. Either party may by like written notice, designate a new or other address to which such notice, demand or communication shall thereafter by given, made or mailed. With respect to notices sent by certified or registered mail, notice shall be deemed given five (5) days after depositing with the U.S. Postal Service. With respect to personal delivery or overnight courier service, notice shall be deemed given when delivered or when delivery is refused by the intended recipient.

17.    Broker. Sub landlord and Subtenant each represent and warrant to the other that the representing party has not entered into any agreement with, or otherwise had any dealings with, any broker or agent, in connection with the negotiation or execution of this Sublease other than Broker, which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee or any other compensation of any kind or nature in connection herewith, and each party shall indemnify and hold the other harmless from all costs (including investigation costs, court costs, and reasonable attorneys’ fees), expenses, or liability for commissions or other compensation claimed by any broker or agent other than Broker, with respect to this Sublease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker. Sublandlord shall pay Broker a commission pursuant to a separate agreement. The indemnities contained in this Section shall survive the expiration or earlier termination of the Sublease.

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18.    Costs. If suit shall be brought to enforce any covenant or provision of this Sublease, Sublandlord and Subtenant agree that the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other remedy afforded by law or in equity.

19.    Entire Agreement. This Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the sublease of the Sublease Space.

20.    Landlord’s Consent/Mortgage. Subtenant hereby acknowledges and agrees that under the Prime Lease, the consent of Landlord to this Sublease is not required. Subtenant’s rights under this Sublease are subject and subordinate to the rights of the holder(s) of any present or future mortgage(s) affecting any portion of the property of which the Sublease Space is a part.

21.     Environmental.    Subtenant will operate the Sublease Space in such a manner as to comply with all Environmental Laws, and Subtenant shall handle all Hazardous Materials used in Subtenant's business according to all applicable Environmental Laws. Subtenant will not engage in any activities that constitute spilling, leaking, emitting, discharging, injecting, dumping or disposing of any Hazardous Materials into the environment on, above, below or surrounding the Shopping Center or the Sublease Space, except for the use of ordinary and necessary quantities of cleaning, pest control, office and maintenance supplies used, generated and stored in compliance with all applicable Environmental Laws and de minimis quantities of petroleum products discharged from the operation of motor vehicles on the Sublease Space and the Shopping Center. For purposes of this Sublease, " Environmental Laws " means any law, rule, regulation or any order, common law or other enforceable requirement of any governmental body having jurisdiction over the Sublease Space in effect during the Sublease Term, and relating to the protection of the environment, including any of the foregoing related to: (i) the reporting, licensing, permitting, or investigating of the emission, discharge, release or threatened release of Hazardous Substances into the air, surface water, ground water or land, or (ii) the manufacture, release, distribution, use, generation, treatment, storage, disposal, transport, handling or remediation of Hazardous Substances. For purposes of this Agreement, " Hazardous Substances " means any substance that is defined as "hazardous waste" or a "hazardous substance" under any Environmental Law. Subtenant shall defend, indemnify and hold Sublandlord and Landlord harmless from and against any loss, cost, liability or damage incurred as a result of Subtenant’s breach of the provisions of this Section. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

22.    Miscellaneous .

(a)    This Sublease may not be extended, renewed, terminated (other than in accordance with the terms hereof), or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought.

(b)    It is understood and agreed that all understandings and agreements heretofore made between Sublandlord and Subtenant regarding the Sublease Space are merged in this Sublease, which alone fully and completely expresses their agreement. This Sublease has been entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

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(c)    Sublandlord hereby agrees that without first obtaining Subtenant’s written consent thereto, Sublandlord shall not enter into any modification of the Prime Lease which would result in a material adverse change in the obligations of or services provided to Subtenant hereunder. Notwithstanding the foregoing, this subsection shall not affect the validity of any such modification as between Landlord and Sublandlord, and shall not be interpreted as requiring Landlord to give Subtenant any notice of such modifications. Sublandlord hereby agrees to give notice to Subtenant of any modifications to the Prime Lease.

(d)    The section headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

(e)    The provisions of this Sublease shall be governed by and construed in accordance with the laws of the jurisdiction in which the Sublease Space are located.

(f)    Time is of the essence as to the obligations contained in this Sublease.

(g) Tenant hereby expressly waives any notice to quit provided by law and any right of redemption.

(h)    SUB LANDLORD AND SUBTENANT HEREBY MUTUALLY WAIVE ANY AND ALL RIGHTS WHICH EITHER MAY HAVE TO REQUEST A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING FROM THIS SUBLEASE OR SUBTENANT’S OCCUPANCY OF OR RIGHT TO OCCUPY THE SUBLEASE SPACE .

(i)    Any provision of this Sublease to the contrary notwithstanding, if Sublandlord or Subtenant shall be delayed or hindered in or prevented from the performance of any act or obligation under this Sublease (other than for monetary obligations) by reason of strikes, lockouts, labor troubles; inability to procure materials or service, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, casualty, hazardous condition, Acts of God or other reason beyond such party’s reasonable control (" Force Majeure "), the performance of such act shall be excused for the period of the delay and the period of the delay and the period for the performance of any such act or obligation shall be extended for a period of such delay, except that the foregoing shall not under any circumstance delay or excuse any obligation regarding the payment of money.

(j)    Sublandlord agrees that upon the full and timely payment of all Rent herein specified and the full and timely performance and observance of all of Subtenant’s covenants herein set forth, Subtenant shall peacefully and quietly have, hold and enjoy the Sublease Space during the Sublease Term.

(k)    This Sublease may be executed in more than one counterpart, and each such counterpart shall be deemed an original document.

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23.    Exhibits and Riders . The following Exhibits and Riders are attached to and made a part of this Sublease:

Exhibit A – Sublease Space
Exhibit B – Signage

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be entered as of the day and year first above stated.

SUBLANDLORD :

FOOD LION, LLC,
a North Carolina limited liability company

By:_/s/ R. Glenn Dixon Sr._____
Name: R. Glenn Dixon Sr.
Title: Senior Vice President

SUBTENANT :

TALK AMERICA INC.,
a Pennsylvania corporation

By:_/s/ Aloysius T. Lawn IV____
Name: Aloysius T. Lawn IV
Title: Executive Vice President –
General Counsel

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STATE OF NORTH CAROLINA    )
                ) TO WIT:
COUNTY OF ROWAN                                     )

On this 26th day of November, 2003, before me, the undersigned officer, personally appeared R. Glenn Dixon, Jr., who acknowledged himself to be a Vice President of Food Lion, LLC, a North Carolina limited liability company, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as Vice President.

IN WITNESS WHEREOF I hereunto set my hand and official seal.

[Notary Seal]    /s/ Kaye B. Bostian
                                                    Name: Kaye B. Bostian
                                                               Notary Public

                                                    My commission expires: January 12, 2004

STATE OF PENNSYLVANIA    )
            ) ss.
CITY/COUNTY OF BUCKS                         )

On this 21st day of November, 2003, before me, the undersigned officer, personally appeared Aloysius T. Lawn IV, who acknowledged himself to be Executive Vice President – General Counsel of Talk America Inc., a Pennsylvania corporation, and that he, as such Executive Vice President – General Counsel, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as Executive Vice President – General Counsel.

IN WITNESS WHEREOF I hereunto set my hand and official seal.

[Notary Seal]                 /s/ Amy McCusker
Name: Amy McCusker
Notary Public

My commission expires: April 27, 2004

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EXHIBIT A

SUBLEASE SPACE

[To be attached]

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EXHIBIT B

SIGNAGE

1.    Signs. Subject to the restrictions (if any) set forth in the Prime Lease and pursuant to the terms of this Rider, Subtenant shall have the right to have a sign, with Subtenant’s name thereon, placed on the (i) front facade of the Sublease Space at the location where Food Lion’s sign was previously located and (ii) existing Shopping Center pylon signs (if any) where Food Lion’s sign was previously located (collectively, the " Exterior Sign ").

2.    Specifications. The Exterior Sign shall be the same size, material, type of sign and all other relevant specifications (except for color and design) of Sublandlord’s previous exterior sign or signs at the Sublease Space.

3.    Rights Not Assignable. Tenant’s rights under this Exhibit shall not be assignable by Subtenant.

4.    Costs. Subtenant shall pay all costs of design, manufacture, installation, operation, permitting, utilization, insurance, replacement, maintenance and removal of the Exterior Sign.

5.    Permits and Approvals. Subtenant shall be responsible for procuring all licenses and permits that may be required for the installation, use or operation of the Exterior Sign, and Sublandlord makes no warranties or representations as to the permissibility or the permitability of the Exterior Sign under applicable laws, rules or regulations. Prior to installing the Exterior Sign, Subtenant will deliver to Sublandlord reasonable evidence of Subtenant’s having obtained all necessary governmental approvals for the installation of the Exterior Sign. Sublandlord and Subtenant will cooperate with each other to attempt to obtain from all owner associations, tenant associations, architectural control committees and similar organizations the consents or approvals of such parties to the extent required (as determined by Landlord) in connection with the Exterior Sign.

6.    Installation; Maintenance. Subtenant shall construct, maintain and operate the Exterior Sign in compliance with all applicable laws, rules and regulations of all Federal, state and local governmental authorities and the requirements of the Prime Lease.

7.    Removal. Subtenant’s rights under this Rider shall cease and Subtenant shall upon demand by Sublandlord remove the Exterior Sign upon the occurrence of any of the following:

a.    the expiration or termination of this Sublease; or

                              b.                      the occurrence of an event of default under this Sublease.

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